UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under Rule 14a-12

Magellan Health, Inc.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

STARBOARD VALUE L LP

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

GAVIN T. MOLINELLI

LESLIE V. NORWALK

GUY P. SANSONE

STEVEN J. SHULMAN

SHIRLEY A. WEIS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2019 annual meeting of stockholders of Magellan Health, Inc., a Delaware corporation (the “Company”).

Item 1: On February 22, 2019, Starboard delivered an open letter to shareholders of the Company. The full text of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: On February 22, 2019, Starboard issued the following press release:

STARBOARD TO NOMINATE A FULL SLATE OF HIGHLY QUALIFIED DIRECTOR CANDIDATES FOR ELECTION AT MAGELLAN HEALTH’S 2019 ANNUAL MEETING

NEW YORK, NY - February 22, 2019 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), one of the largest shareholders of Magellan Health, Inc. (“Magellan” or the “Company”)(NASDAQ: MGLN), with an ownership interest of approximately 9.8% of the Company’s outstanding shares, today announced that it will be nominating a full slate of highly qualified candidates for election to the Board of Directors (the “Board”) at the Company’s 2019 Annual Meeting of Shareholders (the “Annual Meeting”). Starboard expects that five of the Company’s nine current Board members will be standing for election at the Annual Meeting, and if that remains the case, Starboard has indicated that it would withdraw one of its six director candidates.

Starboard also announced today that it has issued an open letter to Magellan shareholders, which, among other things, details the extensive and prolonged underperformance at Magellan and includes the identity and biographies of each of Starboard’s six director candidates.

The full open letter to Magellan shareholders can be viewed at the following link:

http://www.starboardvalue.com/wp-content/uploads/Starboard_Value_LP_Nomination_Letter_to_MGLN_Shareholders_02.22.2019.pdf

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Patrick Sullivan, (212) 845-7947

www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2019 annual meeting of stockholders of Magellan Health, Inc., a Delaware corporation (the “Company”).

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value LP, Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value L LP (“Starboard L GP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith, Peter A. Feld, Gavin T. Molinelli, Leslie V. Norwalk, Guy P. Sansone, Steven J. Shulman and Shirley A. Weis.

As of the date hereof, Starboard V&O Fund beneficially owns directly 1,619,353 shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”). As of the date hereof, Starboard S LLC directly owns 228,603 shares of Common Stock. As of the date hereof, Starboard C LP directly owns 130,301 shares of Common Stock. As of the date hereof, Starboard L Master directly owns 85,229 shares of Common Stock. Starboard L GP, as the general partner of Starboard L Master, may be deemed the beneficial owner of the 85,229 shares of Common Stock owned by Starboard L Master. Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 130,301 shares of Common Stock owned by Starboard C LP. Starboard R GP, as the general partner of both Starboard R LP and Starboard L GP, may be deemed the beneficial owner of an aggregate of 215,530 shares of Common Stock directly owned by Starboard C LP and Starboard L Master. As of the date hereof, 305,614 shares of Common Stock were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”). Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard C LP, Starboard L Master and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 2,369,100 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard L Master and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and each of Messrs. Smith and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of 2,369,100 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard L Master and held in the Starboard Value LP Account. As of the date hereof, Mr. Sansone directly beneficially owns 2,275 shares of Common Stock. As of the date hereof, Mr. Shulman directly beneficially owns 10,000 shares of Common Stock. As of the date hereof, Mr. Molinelli, Ms. Norwalk and Ms. Weis do not own any shares of Common Stock.